Exhibit (C)(1)(D)

Deutsche Bank

Corporate & Investment Banking

Project Carter II pdate

June 29, 2016

Deutsche Bank Securities Inc., a subsid diary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

CONFIDENTIAL

“IMPORTANT: This presentation (the “Presentation”) has been prepared by Deutsche Bank’s investment banking department exclusively for the benefit and internal use of the recipient (the “Recipient”) to whom it is addressed. The Recipient is not permitted to reproduce in whole or in part the information provided in this Presentation (the “Information”) or to communicate the Information to any third party without our prior written consent. No party may rely on this Presentation without our prior written consent. Deutsche Bank and its affiliates, officers, directors, employees and agents do not accept responsibility or liability for this Presentation or its contents (except to the extent that such liability cannot be excluded by law).

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This Presentation is (i) for discussion purposes only; and (ii) speaks only as of the date it is given, reflecting prevailing market conditions and the views expressed are subject to change based upon a number of factors, including market conditions and the Recipient’s business and prospects. The Information, whether taken from public sources, received from the Recipient or elsewhere, has not been verified and Deutsche Bank has relied upon and assumed without independent verification, the accuracy and completeness of all information which may have been provided directly or indirectly by the Recipient. No representation or warranty is made as to the Information’s accuracy or completeness and Deutsche Bank assumes no obligation to update the Information. The Presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Deutsche Bank. The analyses contained in the Presentation are not, and do not purport to be, appraisals of the assets, stock, or business of the Recipient. The Information does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

The Presentation is not exhaustive and does not serve as legal, accounting or tax advice. Nothing herein shall be taken as constituting the giving of investment advice and this Presentation is not intended to provide, and must not be taken as, the basis of any decision and should not be considered as a recommendation by Deutsche Bank. Recipient must make its own independent assessment and such investigations as it deems necessary. In preparing this presentation Deutsche Bank has acted as an independent contractor and nothing in this presentation is intended to create or shall be construed as creating a fiduciary relationship between the Recipient and Deutsche Bank.”

Deutsche Bank

Corporate & Investment Banking

CONFIDENTIAL

# Timeline of key events since Endesa Americas spin-off


Spun-off entity shares begin trading
Tax implications presentation delivered
Status update presentation delivered to the Board of Directors and draft report to management
Fairness opinion to be delivered to the Board of Directors(b)
April 13th
April 21st
June 10th
June 13th
June 28 - 29th
June 29th
July 5th
July 19th
Month of June
Macroeconomic assumption scenarios reviewed
Management presentation delivered
Initial business plan update received (a)
Various Q&A sessions
Final sign-off from Endesa Americas' for forecasts
Final presentation to the Board of Directors

(a) Business update sent in fragments from June 10th, 2016 until June 16th, 2016
(b) Fairness opinion in connection with the EOC-A and ENI-A exchange ratio to be delivered on Board meeting that summons the shareholders vote

Deutsche Bank
Corporate & Investment Banking
1
CONFIDENTIAL

Scope of work

Key areas of analysis unde ertaken

-    Reviewed latest company forecasts and compared to prior projections

    -Revenue + EBITDA assumptions

    -Working capital assumptions

Company forecasts     -Capex assumptions

    -Tax-related assumptions

    -Revisited terminal value calculations

    -Projection extensions for companies where terminal value not used

Discounted cash flow    - Updated discount rates for DCF analysis

(DCF) analysis

-    Revisited peer selection

Trading and transaction    - Used latest analyst forecasts for trading comparables

comparable analysis    - Utilized latest market data June 24th, 2016

-    Updated transaction comparables

Share price performance    - Reviewed ENI-A and EOC-A share price performance

-    Calculated value ranges for ENI-A, EOC-A and CHI-A based on the various valuation methodologies

    -DCF

Valuation ranges     -Trading comparables

    -Transaction comparables

    -Share price trading levels

Exchange ratios    - Based on equity value per share ranges, calculated the implied exchange ratio ranges as well as implied ownership stakes of EOC-A minorities

Deutsche Bank

Corporate & Investment Banking

CONFIDENTIAL

# Key changes vs last year's valuation

| | Description | Impact |
|---|---|---|
| **Macroeconomics** | – Less favorable macroeconomic environment<br>– Lower GDP growth and higher inflation estimates, particularly for Brazil<br>– Decrease in valuation in US Dollar due to local currency devaluation, particularly the Argentine and Colombian peso<br>– Elimination of the FX discount applied to Argentina, given the lift of FX controls<br>– Lower commodity prices impacting revenues and costs of thermo generation companies<br>– Lower WACCs in Argentina given improvement in overall environment under new government |  |
| **Colombia** | – Generation: Emgesa projections and valuation benefiting from higher electricity prices, greater contracted volumes and better contract terms<br>– Distribution: Regulatory reforms and new investment restrictions resulting in lower projected regulatory allowed returns and lower investment, pressuring valuations<br>– EEC and Codensa expected to merge by late 2016; projections have been consolidated as a result |  |
| **Brazil** | – Higher valuation due to favorable regulation offsetting slowing demand, increased costs, and FX devaluation<br>– Ampla is undergoing a detailed regulatory review for 2017, expected to increase profitability, framework to hedge for doubtful accounts, and improve regulatory allowed returns<br>– Coelce and Ampla projections consider benefit from improvement in tariff, applied in the first quarter of 2016; next tariff review in 2019 |  |
| **Peru** | – Lower valuation due to expected decrease in demand 2017+ vs last business plan, lower prices, and FX devaluation<br>– Long-term corporate tax rate reduced to 26% from 30%<br>– Minimal changes expected in regulatory environment |  |
| **Argentina** | – Higher valuation due to favorable regulatory environment, offsetting FX devaluation<br>– Short-term negative impact on generation due to FX and decrease in prices but normalizes starting in 2018<br>– Higher valuation for Edesur due to increase in tariffs for electricity distribution in Argentina |  |

*Source: Client*

Deutsche Bank
Corporate & Investment Banking

3

CONFIDENTIAL

Key DCF assumptions

-    Projections for all subsidiaries from 2016 – 2020 as per business plan provided by the Client and Enersis

    Americas

-    Projections for Costanera, Dock Sud, Emgesa, Cachoeira, CIEN, Fortaleza and El Chocón were extended

Financial projections     beyond 2020 as per assumptions provided by the Client and as reviewed by the Client

-    Projections in local currency converted into US Dollars using the macroeconomic assumptions provided by the

    Client

-    Discounted cash flows to firm

Valuation methodology    - Gordon growth model applied to terminal free cash flow for cases where the Client assumes the operations continue and / or the concession is renewed

-    Residual value considerations for subsidiaries with ending concessions

Valuation date    - Valuation date as of 5/31/2016 (latest audited balance sheet figures available from the Client and Enersis

    Americas)

WACC    - US nominal WACC per country / business line

Perpetuity growth rate    - US long term inflation rate of 2.2% applied to terminal year valuation

-    Gross debt and cash and equivalents based on audited financials as of 5/31/2016. Both interest bearing debt

Net debt     and debt-like items (derivatives, provisions, etc) have been included for consistency across analysis

-    Foreign currency debt converted to US Dollars based on exchange rate provided by the Client

Deutsche Bank

Corporate & Investment Banking

CONFIDENTIAL

Equity research perspectives

Equity research analysts    EOC-A analyst recommendation breakdown(a) ENI-A analyst recommendation breakdown(a)

are generally supportive

of the proposed merger    Buy

and expect it will be    20%

completed

Sell

40%

    HoldBuy

    50%50%

Hold

40%

EOC-A broker commentary    ENI-A broker commentary

“Endesa-AM’s share price should track that of Enersis-AM’s share price,    “We expect the merger to complete given that it is in all parties’ interests.

multiplied by 2.8x (the preliminary swap ratio). Markets initially traded very    We do not rule out attempts by interested parties to alter EOCA tender

much in line with this view, implying that investors give the merger a very    offer price (CLP 285) or merger ratio (2.8x). For ENIA, the tender offer is

high probability of completion” – Scotiabank    an opportunity to buy ENIA at an implicit ~14% discount to our fair value of the assets” – Citi Research

April 22, 2016    May 2, 2016

“If markets trade Endesa Américas up as an exit strategy based on    “If during the withdrawal period the Enersis Américas share price drops

withdrawal rights, there is an underlying risk that the merger would not go    and makes the share swap look unattractive, Endesa Américas minorities

through. For believers in the merger, the tender offer price sets a floor to    that voted negatively on the deal will most likely evaluate exercising their

valuation” – Citi Research    withdrawal rights” –Scotiabank

May 2, 2016    May 2, 2016

“Endesa Américas looks fairly valued and is trading above the    We expect few minority shareholders of EOCA to sell out their shares to

tender price of CLP285, which leads us to hypothesize that minority    ENIA, but rather be part of the merged entity. In a scenario of full

investors will vote for the merger in the next EGMs and few will decide to    adhesion to the tender offer, Enersis will spend USD1.1bn to buy out the

sell their EOCA shares in the tender at below market prices” – JPMorgan    minority shareholders’ shares in Endesa Américas” – JPMorgan

May 25, 2016    May 25, 2016

Deutsche    Bank Note: Market data as of 6/24/201610

Corporate    & Investment Banking (a) EOC-A breakdown consists of 5 analysts; ENI-A breakdown consists of 4 analysts

    Source: Factset, equity research reportsCONFIDENTIAL

WACC summary

    BrazilArgentinaPeruColombia

Dx    GxTxDxGxTxDxGxDxGx

Cost of debt (Kd )

Estimated cost of debt(a)    7.0% 7.0%7.0%9.1%9.1%9.1%7.0%7.0%5.3%5.3%

Normalized tax rate(b)    34.0% 34.0%34.0%35.0%35.0%35.0%26.0%26.0%34.0%34.0%

Kd (US$)    4.60% 4.60%4.60%5.90%5.90%5.90%5.19%5.19%3.51%3.51%

Cost of equity (Ke )

Risk free rate(c)    1.6% 1.6%1.6%1.6%1.6%1.6%1.6%1.6%1.6%1.6%

Median unlevered Beta of comps per business (d)    0.47 0.660.850.470.660.850.470.660.470.66

Beta levered    0.59 0.791.010.590.791.010.610.800.590.79

Market risk premium (e)    7.0% 7.0%7.0%7.0%7.0%7.0%7.0%7.0%7.0%7.0%

Country risk premium (f)    4.0% 4.0%4.0%5.9%5.9%5.9%2.1%2.1%2.8%2.8%

Ke (US)$    9.69% 11.06%12.62%11.58%12.95%14.51%7.95%9.33%8.51%9.88%

Weighted Average Cost of Capital (WACC)

Target debt to total capitalization(g)    27.6% 22.8%22.8%27.6%22.8%22.8%27.6%22.8%27.6%22.8%

Equity to total capitalization(g)    72.4% 77.2%77.2%72.4%77.2%77.2%72.4%77.2%72.4%77.2%

Debt to equity(g)    38.1% 29.6%29.6%38.1%29.6%29.6%38.1%29.6%38.1%29.6%

Nominal WACC (US)$8.28% 9.59%    10.79% 10.01%11.34%12.54%7.19%8.38%7.13%8.42%

    Key: Gx: Generation Dx: Distribution Tx: Transmission

    (a)Deutsche Bank estimates based on publicly traded bonds yields-to-maturity of utilities companies in Brazil, Argentina, Peru and Colombia as of 06/24/2016 and US yield spreads as of

    06/24/2016

    (b)Considers 2019 tax rate as a normalized tax rate for all countries

    (c)Based on the long-term US 10-year Treasury bond as of 06/24/2016

Deutsche    Bank (d)Based on global predicted barra betas median per business as of 05/31/20165

Corporate    & Investment Banking (e)Based on Morningstar’s 2015 Classic Yearbook. Difference in arithmetic means of US government bond income return and the S&P500 return from 1926 to 2014

    (f)Based on JPM EMBI spread per country as of 06/24/2016. Argentina‘s spread normalized based on average spreads of other Latam countriesCONFIDENTIAL

    (g)Based on median debt to total capitalization per business

    Source: Company filings, Barra Beta, Bloomberg, US Department of the Treasury

Trading comparables overview

2016E multiples summary    TEV / EBITDA 2016E

    IntegratedGenerationDistributionTransmission

Latam Generation     Mean: 7.1xMean: 8.0xMean: 8.0xMean: 11.3x

mean    8.0x

    20.4x

Latam Distribution    8.0x

mean     12.5x13.8x

    99x.10.9x10.1x

Latam     8.5x 6.8x.1x 8.2x 7.7x7.8x8.7x9.3x9.1x

    6.2x6.4x 6.2x5.4x6.9x7.1x6.5x6.7x 6.8x

Transmission    11.3x 5.6x4.9x

mean     n.m.n.a. n.a.n.a. n.a.

Brazil Generation

mean    6.8x

Brazil Distribution    6.7x(a)

mean

    TEV / EBITDA 2017E

Holding    7.5x(b)

companies     IntegratedGenerationDistributionTransmission

    Mean: 6.4xMean: 7.7xMean: 7.1xMean: 7.9x

    12.6x13.2x

    10.2x

    8.9x 8.4x8.6x 8.2x 7.4x8.1x8.3x8.9x 8.3x8.7x7.7x9.0x

    6.2x6.6x 5.5x 5.3x6.2x7.1x6.2x6.9x

    4.1x5.1x3.5x

    n.m.n.a. n.a.n.a. n.a.

    ChileBrazilColombiaPeruArgentina

Deutsche    Bank Note: Dotted line multiples excluded from means; Market data as of 6/24/2016; Net debt adjusted to include debt and cash like items6

Corporate    & Investment Banking (a)Calculated as mean of Brazilian generation multiples + percent difference between between Latam generation multiples and Latam distribution multiples

    (b)Weighted average multiples based on Endesa Americas non-holding companies

    Source: Client, FactsetCONFIDENTIAL

Transaction multiples

TEV / LTM EBITDA

Generation    TransmissionDistributionIntegrated

Mean: 9.8x(a)    Mean: 8.4x(b)Mean: 7.3xMean: 7.9x(c)

18.5x

    17.7x

    16.2x

13.4x

12.4x     12.2x

11.7x 11.6x    11.6x11.5x11.5x

    10.8x

10.0x    10.0x10.3x

9.5x    9.8x 9.3x9.4x9.4x

    8.9x9.0x9.0x

8.7x    8.6x

    7.9x8.3x

    7.8x

    7.4x7.5x

    6.9x6.7x 6.9x6.9x

6.6x    6.6x6.4x

5.8x    5.7x6.1x

    5.2x5.1x5.1x5.2x

    4.6x

    3.9x4.2x

    3.1x

    2.0x

Deutsche    Bank (a)Generation mean excludes Pilmaiquen and El Chocon7

    (b)Transmission mean excludes CTEEP 2007

Corporate    & Investment Banking (c)Integrated mean excludes SAESA and LA de Caracas

    Source: Thomson Reuters, Client, company financialsCONFIDENTIAL

EOC-A and ENI-A share price performance and price ratio

EOC-A has been trading     EOC-A share price performance since spin-offsENI-A share price performance since spin-offs

in line with the deal terms,     32035120300

with a floor determined by     301.4

    31030112.6

the tender offer price     115250

    30025

(CLP)    290296.520 (mm)(CLP) 110109.4 200 (mm)

price    280285.015 aresrice 105150 res

    Shp 100100

Share    27010ShareSha

    26059550

    2500900

    EOC-A daily volumeEOC-A priceENI-A daily volumeENI-A price

    Tender offer priceAverage priceAverage price

    Implied exchange ratio since spin-offs

A    2.95x2.93x

-

C

EO    2.90x

    2.85x

of    2.80x

share    2.80x

    2.75x

per    2.70x2.68x

A

-    2.65x

NI

E    2.60x

of    2.59x

    2.55x

Shares    2.50x

    Shares of ENI-A per share of EOC-AProposed merger exchange ratioMax / Min

Deutsche Bank    Note: Market data as of 6/24/2016 8

Corporate & Investment Banking    Source: Factset, company information

    CONFIDENTIAL

Trading levels vs peers

EOC-A is trading    TEV / 2016E EBITDA

slightly below other

integrated companies in     12.0x

Latin America. It is

perceived as a

temporary vehicle with     9.9x

stakes in a collection of     10.0x

assets, many of which it

does not consolidate     8.5xIntegrated peers mean: 7.1x

    8.0xTotal mean: 6.8x

    6.8x6.4x

A)

    6.0x6.2x6.2x

EBITD    6.0x

/    5.3x5.4x

(TEV

    4.0x

    2.0x

    0.0x

    EOC-AENI-AENI-CCPFLCEMIGEDPLightCopelPampa

Deutsche Bank Note: Market data as of 6/24/2016

Note that the medians of integrated peers and total are 6.4x and 6.2x, respectively

Corporate & Investment Banking Source: Factset

CONFIDENTIAL